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                                                                      EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Delta Family-Care Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Leon A. Piper, Chairman of the Administrative Committee of Delta Air Lines, Inc., who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies, that, on the date hereof:

(1) such Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 26, 2003                          /s/ Leon Piper
                                             -----------------------------------
                                             Leon A. Piper
                                             Chairman, Administrative Committee
                                                  Delta Air Lines, Inc.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.